Exhibit 4.3

AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY

as Irish Issuer,

AERCAP GLOBAL AVIATION TRUST

as U.S. Issuer,

and

AERCAP HOLDINGS N.V.

as Holdings

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 29, 2021

to

INDENTURE

Dated as of October 29, 2021

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

-i-

Exhibit A	Form of Floating Rate Senior Note due 2023

-ii-

SECOND SUPPLEMENTAL INDENTURE, dated as of October 29, 2021 (this “Second Supplemental Indenture”), to the Indenture, dated as of October 29, 2021 (the “Original Indenture”), among AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 535682 (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of the subsidiary guarantors party hereto or that becomes a guarantor pursuant to the terms of the Original Indenture (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes (as defined in the Original Indenture) of the Issuers, to be issued in one or more Series;

WHEREAS, the Original Indenture provides, among other things, that the Issuers and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Notes (as defined in the Original Indenture) of any Series pursuant to the Original Indenture;

WHEREAS, the Issuers (i) desire the issuance of a Series of Notes (as defined in the Original Indenture) to be designated as hereinafter provided and (ii) have requested the Trustee to enter into this Second Supplemental Indenture for the purpose of establishing the form and terms of the Notes (as defined in the Original Indenture) of such Series;

WHEREAS, the Issuers have duly authorized the creation of an issue of their Floating Rate Senior Notes due 2023 (the “Notes”), which expression includes any further such Notes issued pursuant to Section 2.04 hereof; and

WHEREAS, all action on the part of the Issuers necessary to authorize the issuance of the Notes under the Original Indenture and this Second Supplemental Indenture (the Original Indenture, as supplemented by this Second Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in order to establish the form and terms of the Notes and in consideration of the acceptance of the Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions.

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b) The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c) For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC that apply to such transfer or exchange.

“Below Investment Grade Rating Event” means, with respect to the Notes, that at any time within a 60 day period from the Rating Date, the rating on the Notes is lowered, and the Notes are rated below an Investment Grade Rating, by two Rating Organizations, if the Notes are rated by all three Rating Organizations, or both Rating Organizations, if the Notes are only rated by two Rating Organizations; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Organizations making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuers in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Trustee shall not be responsible for monitoring or charged with knowledge of the ratings on the Notes.

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuers or their designee as of the Benchmark Replacement Date:

(1) the sum of: (i) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (ii) the Benchmark Replacement Adjustment;

(2) the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment; or

(3) the sum of: (i) the alternate rate of interest that has been selected by the Issuers or their designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for the Notes at such time and (ii) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuers or their designee as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuers or their designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for the Notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Issuers or their designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuers or their designee decide that adoption of any portion of such market practice is not administratively feasible or if the Issuers or their designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuers or their designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); and

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A. and its successors or assigns, or any other calculation agent appointed by the Issuers at their discretion.

“Change of Control” means:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the voting power of Holdings’ Voting Stock;

(2) Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer, other than director’s qualifying shares and other shares required to be issued by law;

(3) (a) all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) Holdings consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into Holdings, in either case, in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Holdings immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of Holdings or the applicable surviving or transferee Person (or applicable parent thereof); provided that this clause (3) shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of Holdings or the applicable surviving or transferee Person (or applicable parent thereof) or (ii) to a consolidation, amalgamation or merger of Holdings with or into a (x) Person or (y) Wholly-Owned Subsidiary of a Person that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders) that beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such Person and, in the case of clause (y), the parent of such Wholly-Owned Subsidiary guarantees Holdings’ obligations under the Notes and this Indenture; or

(4) Holdings shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of Holdings.

“Change of Control Triggering Event” means the occurrence of both a (1) Change of Control and (2) Below Investment Grade Rating Event.

“Compounded SOFR” means, with respect to any Interest Period and the Interest Payment Determination Date in relation to such Interest Period, the rate (rounded, if applicable, to the nearest one-hundredth of a percentage point) (i) calculated by the Calculation Agent on such Interest Payment Determination Date as set forth below or (ii) calculated in accordance with Section 2.07:

where:

“SOFR Index Start” means (i) for Interest Periods other than the initial Interest Period, the SOFR Index value on the immediately preceding Interest Payment Determination Date and (ii) for the initial Interest Period, the SOFR Index value on October 27, 2021;

“SOFR Index End” means the SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or in the final Interest Period, relating to the maturity date of the Notes, or in the case of a redemption of any Notes, relating to the applicable redemption date); and

“d” means the number of calendar days in the relevant Observation Period.

“FRBNY” means the Federal Reserve Bank of New York.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article III hereof substantially in the form of Exhibit A hereof, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“GECAS Transaction” means the acquisition of or subscription for, as applicable, equity interests and assets comprising GE Capital Aviation Services, the aviation leasing business of General Electric Company, by one or more direct or indirect Wholly-Owned Subsidiaries of Holdings, pursuant to the Transaction Agreement.

“Global Note Legend” means the legend set forth in Section 3.07, which is required to be placed on all Global Notes issued hereunder.

“Global Notes” means, individually and collectively, Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereof, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.14 of the Original Indenture and Section 2.10 hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Determination Date” means the date that is two U.S. Government Securities Business Days prior to each Interest Payment Date (or in the final Interest Period, prior to the maturity date of the Notes, or in the case of a redemption of any Notes, prior to the applicable redemption date).

“Interest Period” means:

(1) the period from and including an Interest Payment Date, to, but excluding, the next Interest Payment Date, except that the initial Interest Period shall commence on, and include, October 29, 2021, the original issue date of the Notes;

(2) in the case of the final such period, the period from and including the Interest Payment Date immediately preceding the maturity date of the Notes, to, but excluding, such maturity date; and

(3) in the event of any redemption of any Notes, the period from and including the Interest Payment Date immediately preceding the applicable redemption date, to, but excluding, such redemption date.

“Investment Grade Rating” means a rating of BBB- or higher by Fitch (or its equivalent under any successor rating category of Fitch), a rating of Baa3 or higher by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or higher by S&P (or its equivalent under any successor rating category of S&P).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means, in respect of any Interest Period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first day of such Interest Period, to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the maturity date of the Notes, or in the case of a redemption of any Notes, preceding the applicable redemption date).

“Permitted Holders” means at any time, (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer and any Secretary of Holdings or other executive officer of Holdings or any Subsidiary of Holdings at such time and (ii) General Electric Company and its Affiliates. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Rating Date” means the date that is the day prior to the initial public announcement by Holdings or the proposed acquirer that (i) the proposed acquirer has entered into one or more binding agreements with Holdings or shareholders of Holdings that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of Holdings.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Issuers or their designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY (which, as of the date of this Second Supplemental Indenture, is at http://www.newyorkfed.org), or any successor source.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1) the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at the SOFR Index Determination Time; or

(2) if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to Section 2.07; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to Section 2.08.

“SOFR Index Determination Time” means 3:00 p.m. (New York time) on the applicable U.S. Government Securities Business Day.

“Transaction Agreement” means the Transaction Agreement, dated as of March 9, 2021 (as amended from time to time and including the exhibits and schedules thereto and all related documents), by and among Holdings, AerCap Aviation Leasing Limited, AerCap US Aviation LLC, General Electric Company, GE Ireland USD Holdings ULC, GE Financial Holdings ULC and GE Capital US Holdings, Inc.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Calculation Agency Agreement”	2.06(a)
“Change of Control Offer”	5.01(a)
“Change of Control Payment”	5.01(a)
“Change of Control Payment Date”	5.01(b)(ii)
“Interest Payment Date”	2.05(a)
“Record Date”	2.05(a)
“Special Mandatory Redemption Date”	2.13
“Trigger Date”	2.13
“Trigger Event”	2.13

ARTICLE II

DESIGNATION AND TERMS OF THE NOTES

SECTION 2.01 Title and Aggregate Principal Amount. There is hereby created a Series of Notes designated: Floating Rate Senior Notes due 2023 in an initial aggregate principal amount of $500,000,000.

SECTION 2.02 Execution. The Notes may forthwith be executed by the Issuers by manual, electronic or facsimile signature and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture.

SECTION 2.03 Other Terms and Form of the Notes. The Notes shall have and be subject to such other terms as provided in the Original Indenture and this Second Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A and as set forth in Section 2.10 hereof.

SECTION 2.04 Further Issues. The Issuers may, from time to time, without the consent of the Holders of the Notes and in accordance with the Original Indenture and this Second Supplemental Indenture, create and issue further notes in an unlimited principal amount having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date and the amount and the date of the first interest payment thereon) so as to form a single Series with the Notes. The Notes and any such further notes shall be treated as a single class for all purposes under this Indenture; provided that if any such further notes are not fungible with the Notes for U.S. Federal income tax purposes, such further notes will have a separate CUSIP, ISIN or other identifying number, if applicable. Unless the context otherwise requires, all references to the Notes shall include any such further notes.

SECTION 2.05 Interest and Principal.

(a) The Notes will mature on September 29, 2023 and will bear interest for each Interest Period at a rate per annum equal to Compounded SOFR on the Interest Payment Determination Date for that Interest Period plus 0.680%, all as determined by the Calculation Agent, as further provided in this Second Supplemental Indenture. The Issuers will pay interest on the Notes on each March 29, June 29, September 29 and December 29 (each, an “Interest Payment Date”), beginning on December 29, 2021, to the Holders of record on the immediately preceding March 14, June 14, September 14 and December 14 (each, a “Record Date”), as the case may be, whether or not such day is a Business Day. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest on the Notes will be calculated based on the basis of a 360-day year and the actual number of days in each Interest Period (or any other relevant period). Payments of the principal of and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

(b) Notwithstanding anything to the contrary in this Second Supplemental Indenture or the Notes, if the Issuers or their designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then Section 2.08 of this Second Supplemental Indenture will thereafter apply to all determinations of the rate of interest payable on the Notes. For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period will be an annual rate equal to the sum of the Benchmark Replacement and the applicable margin.

SECTION 2.06 Calculation Agent.

(a) Initially, The Bank of New York Mellon Trust Company, N.A., will act as Calculation Agent, in accordance with the provisions of that certain Calculation Agency Agreement, dated the date hereof (the “Calculation Agency Agreement”). For the avoidance of doubt, in acting under the Calculation Agency Agreement, the Calculation Agent shall have the benefit of the rights, protections and immunities granted to it hereunder, in addition to the rights, protections and immunities granted to it under the Calculation Agency Agreement. The Issuers may appoint a successor calculation agent at its discretion. So long as Compounded SOFR is required to be determined with respect to the Notes, there shall at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish Compounded SOFR for any Interest Period, or the Issuers propose to remove such Calculation Agent, the Issuers shall appoint another Calculation Agent.

(b) None of the Trustee, the Paying Agent or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the Business Day convention, Interest Payment Determination Dates or any other relevant methodology applicable to such substitute or successor Benchmark. In connection with the foregoing, each of the Trustee, the Paying Agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by the Issuers or their designee without independent investigation, and none will have any liability for actions taken at the Issuers’ direction in connection therewith. None of the Trustee, the Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Second Supplemental Indenture as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Second Supplemental Indenture and reasonably required for the performance of such duties. None of the Trustee, Paying Agent or Calculation Agent shall be responsible or liable for the Issuers’ actions or omissions or for those of any designee, nor shall any of the Trustee, Paying Agent or Calculation Agent be under any obligation to oversee or monitor the Issuers’ performance or that of the designee.

(c) The Issuers will give the Trustee and the Calculation Agent written notice of the person appointed as their designee.

(d) All determinations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Issuers and Holders of the Notes.

SECTION 2.07 SOFR Unavailable. If a SOFR Index Start or SOFR Index End is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

SECTION 2.08 Effect of a Benchmark Transition Event.

(a) If the Issuers or their designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

(b) In connection with the implementation of a Benchmark Replacement, the Issuers or their designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(c) Any determination, decision or election that may be made by the Issuers or their designee pursuant to the benchmark replacement provisions set forth in this Section 2.08, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(i) will be conclusive and binding absent manifest error;

(ii) if made by the Issuers, will be made in their sole discretion;

(iii) if made by the Issuers’ designee, will be made after consultation with the Issuers, and such designee will not make any such determination, decision or election to which the Issuers object; and

(iv) notwithstanding anything to the contrary in this Second Supplemental Indenture or the Notes, shall become effective without consent from the Holders of the Notes or any other party.

(d) Any determination, decision or election pursuant to this Section 2.08 shall be made by the Issuers or their designee (which may be the Issuers’ Affiliate) on the basis as provided above, and in no event shall the Calculation Agent be responsible for making any such determination, decision or election.

SECTION 2.09 Place of Payment. The place of payment where the Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes issued in the form of Definitive Notes are payable and where the Notes may be surrendered for registration of transfer or exchange shall be the office or agency of the Issuers maintained for that purpose pursuant to Section 2.05 of the Original Indenture, and the office or agency maintained by the Issuers for such purpose shall initially be the Corporate Trust Office of the Trustee. All payments on Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the Depositary and, at the option of the Issuers, payment of interest on the Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders.

SECTION 2.10 Form and Dating.

(a) General. The Notes will be substantially in the form of Exhibit A hereto. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Second Supplemental Indenture and the Issuers and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding principal amount of the Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Article III hereof.

SECTION 2.11 Depositary; Registrar. The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes. The Issuers initially appoint the Trustee to act as the Registrar and the Paying Agent with respect to the Notes.

SECTION 2.12 Redemption for Changes in Withholding Taxes.

(a) The Issuers are entitled to redeem the Notes, at the option of the Issuers, at any time in whole but not in part, upon not less than 15 nor more than 45 days’ notice (which notice shall be irrevocable) to the Holders (with a copy to the Trustee) mailed by first-class mail to each Holder’s registered address (or delivered electronically if held by DTC), at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and Additional Amounts, if any, in the event the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts with respect to the Notes as a result of:

(i) a change in or an amendment to the laws (including any regulations, rulings or protocols promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(ii) any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, rulings, protocols or treaties (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date on which the Notes are issued (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, on or after such later date), and where the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers. Notwithstanding the foregoing, no such notice of redemption will be given (x) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

(b) Before the Issuers publish or mail or deliver notice of redemption of the Notes as described above, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with. The Issuers will also deliver to the Trustee an Opinion of Counsel from outside counsel stating that the Issuers would be obligated to pay Additional Amounts as a result of a change or amendment described above and that all conditions precedent to the redemption have been complied with.

(c) This Section will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

SECTION 2.13 Special Mandatory Redemption. If the GECAS Transaction is not completed on or before the earliest of (a) June 9, 2022, (b) the valid termination of the Transaction Agreement (other than in connection with the completion of the GECAS Transaction) and (c) the Issuers’ determination based on their reasonable judgment (in which case the Issuers will notify the Trustee in writing thereof) that the GECAS Transaction will not close (the earliest of any such date under clause (a), (b) or (c), the “Trigger Date”, and the earliest of any such events under clause (a), (b) or (c), the “Trigger Event”), then the Issuers shall redeem all of the outstanding Notes for cash at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Upon the occurrence of the Trigger Event, the Issuers shall cause a notice of special mandatory redemption to be transmitted to each Holder of any Note at its registered address and to the Trustee promptly, but in any event not later than five Business Days after the Trigger Date, and shall redeem the Notes on the date specified in the notice of special mandatory redemption (the date so specified, the “Special Mandatory Redemption Date”). The Special Mandatory Redemption Date will be a date selected by the Issuers and set forth in the notice of special mandatory redemption and shall be no later than 30 days following the Trigger Date, but no earlier than the fifth Business Day following the day the notice of special mandatory redemption is transmitted to Holders of the Notes. If funds sufficient to pay the special mandatory redemption price of the outstanding Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before the Special Mandatory Redemption Date, on and after the Special Mandatory Redemption Date, the Notes shall cease to bear interest. For the avoidance of doubt, the Trustee shall not be responsible for calculating the redemption price of the Notes in connection with a redemption pursuant to Section 2.12 or 2.13 hereof.

ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01 Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchangeable pursuant to Section 2.08 of the Original Indenture for Definitive Notes if:

(a) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary;

(b) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(c) an Event of Default with respect to the Notes represented by such Global Note shall have occurred and be continuing and the Holders of a majority in principal amount of the Notes have requested the Issuers to issue Definitive Notes.

Upon the occurrence of any of the preceding events in clause (a), (b) or (c) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Issuers and the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.11 of the Original Indenture. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 3.01; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.02 or 3.03 hereof.

SECTION 3.02 Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Second Supplemental Indenture and the Applicable Procedures. The transferor of such beneficial interest must deliver to the Registrar either:

(a) both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(b) both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subclause (A) of this clause (b).

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.07 hereof.

SECTION 3.03 Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. Subject to the terms hereof, including Section 3.01 hereof, if any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.02 hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.07 hereof, and the Issuers will execute and the Trustee, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03 will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

SECTION 3.04 Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when a Global Note has not yet been issued, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

SECTION 3.05 Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.05, the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

SECTION 3.06 Legend. The following legend will appear on the face of all Global Notes issued under this Second Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Second Supplemental Indenture:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO ARTICLE III OF THE SECOND SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

SECTION 3.07 Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 of the Original Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 3.08 General Provisions Relating to Transfers and Exchanges.

(a) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture.

(b) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture and Section 5.01 of this Second Supplemental Indenture).

(c) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e) The Issuers will not be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(g) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 of the Original Indenture.

(h) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Article III to effect a registration of transfer or exchange may be submitted by Electronic Means.

(i) Each Holder agrees to indemnify the Issuers, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law. Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE IV

LEGAL DEFEASANCE, COVENANT DEFEASANCE

AND SATISFACTION AND DISCHARGE

SECTION 4.01 Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge. Article VIII of the Original Indenture (as modified herein) shall be applicable to the Notes. The Issuers may defease the covenant contained in Section 5.01 of this Second Supplemental Indenture under the provisions of Section 8.03 of the Original Indenture.

ARTICLE V

COVENANTS

SECTION 5.01 Repurchase upon a Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event after the date of this Second Supplemental Indenture, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer by first-class mail, or delivered electronically if held by DTC, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the register or otherwise in accordance with the procedures of DTC, with the following information:

(i) a Change of Control Offer is being made pursuant to this Section 5.01 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”);

(iii) any Note not properly tendered will remain Outstanding and continue to accrue interest;

(iv) unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(v) the instructions determined by the Issuers consistent with this covenant that a Holder must follow in order to have its Notes purchased or to cancel a previous order of purchase; and

(vi) if such notice is mailed or delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event.

(c) While the Notes are in global form, when the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to DTC’s rules and regulations.

(d) If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described below, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain Outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e) The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described in Section 3.03 of the Original Indenture (as amended and supplemented by this Second Supplemental Indenture), unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon the occurrence of such Change of Control Triggering Event.

(f) Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not Outstanding or will be retired and cancelled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and Outstanding.

(g) The Issuers will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

(h) On the Change of Control Payment Date, the Issuers (or any Person making a Change of Control Offer in lieu of the Issuers) will, to the extent permitted by law,

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii) at the option of the Issuers, unless a Person is making a Change of Control Offer in lieu of the Issuers, deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(i) The Paying Agent will promptly mail or otherwise deliver to each Holder of the Notes the Change of Control Payment for such Notes, and the Issuers shall execute and the Trustee, upon a Company Order, will promptly authenticate and mail, or will cause to be delivered electronically if held by DTC, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(j) Other than as specifically provided in this Section, any purchase pursuant to this Section shall be made pursuant to the provisions of Article III of the Original Indenture.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01 Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture. Except as expressly amended hereby, the Original Indenture, including Section 11.18 thereof regarding submission to jurisdiction, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6.02 Concerning the Trustee. The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes.

SECTION 6.03 Multiple Originals; Electronic Signatures. This Second Supplemental Indenture or any document to be signed in connection therewith may be executed by manual, electronic or facsimile signature in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Second Supplemental Indenture or any document to be signed in connection with this Second Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee, except such acceptance shall not be unreasonably withheld or delayed.

SECTION 6.04 GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNED and DELIVERED as a DEED for and on behalf of AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY	/s/ Ken Faulkner Ken Faulkner, Attorney

in the presence of:

Signature of Witness:	/s/ Amy Smyth

Name of Witness:	Amy Smyth

Address of Witness:	4450 Atlantic Avenue, Westpark,

Shannon, Co. Clare.

Occupation of Witness:	Chartered Secretary

SIGNED and DELIVERED as a DEED for and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Designated Activity Company, its Regular Trustee, by	/s/ Ken Faulkner
Ken Faulkner

as duly authorised attorney

in the presence of:

Signature of Witness:	/s/ Amy Smyth

Name of Witness:	Amy Smyth

Address of Witness:	4450 Atlantic Avenue, Westpark,

Shannon, Co. Clare.

Occupation of Witness:	Chartered Secretary

[Signature Page to Second Supplemental Indenture]

AERCAP HOLDINGS N.V.

By:	/s/ Risteard Sheridan
Name: Risteard Sheridan
Title: Attorney

AERCAP AVIATION SOLUTIONS B.V.

By:	/s/ Johan-Willem Dekkers
Name: Johan-Willem Dekkers
Title: For and on behalf of AerCap Group Services, B.V., Director

SIGNED and DELIVERED as a DEED by Ken Faulkner	/s/ Ken Faulkner
as duly authorised attorney of AERCAP IRELAND LIMITED

in the presence of:

Signature of Witness:	/s/ Amy Smyth

Name of Witness:	Amy Smyth

Address of Witness:	4450 Atlantic Avenue, Westpark,

Shannon, Co. Clare.

Occupation of Witness:	Chartered Secretary

AERCAP U.S. GLOBAL AVIATION LLC

By:	/s/ Ken Faulkner
Name: Ken Faulkner
Title: Authorized Signatory

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Patrick Ross
Name: Patrick Ross
Title: Vice President

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Wirfel
Name: Linda Wirfel
Title: Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP/ISIN: 00774M BA2 / US00774MBA27

Floating Rate Senior Notes due 2023

No. [ ]	$[ ]

AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY and AERCAP GLOBAL AVIATION TRUST promise, jointly and severally, to pay to [    ] or registered assigns, the principal sum of [    ] Dollars on September 29, 2023 or such greater or lesser amount as may be indicated in Schedule A hereto.

Interest Payment Dates: March 29, June 29, September 29 and December 29

Record Dates: March 14, June 14, September 14 and December 14

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

SIGNED and DELIVERED as a DEED for and on behalf of AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY in the presence of:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

SIGNED and DELIVERED as a DEED for and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Designated Activity Company, its Regular Trustee, by

as duly authorised attorney

in the presence of:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the Floating Rate Senior Notes due 2023 referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

by
Authorized Signatory

[Reverse of Note]

Floating Rate Senior Notes due 2023

1. Indenture

This Note is one of a duly authorized issue of Notes of the Issuers (as hereinafter defined), designated as their Floating Rate Senior Notes due 2023 (herein called the “Notes,” which expression includes any further notes issued pursuant to Section 2.04 of the Second Supplemental Indenture (as hereinafter defined) and forming a single Series therewith), issued and to be issued under an indenture, dated as of October 29, 2021 (the “Original Indenture”), as further supplemented by a second supplemental indenture, dated as of October 29, 2021 (the “Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 535682 (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of Holdings’ subsidiaries signatory thereto or that becomes a Guarantor pursuant to the terms of the Indenture (the “Subsidiary Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”). Reference is hereby made to the Indenture and all indentures supplemental thereto relevant to the Notes for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuers and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to create or incur Liens. The Indenture also imposes certain limitations on the ability of the Holdings and its Restricted Subsidiaries to merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of Holdings and its Restricted Subsidiaries in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized herein, and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2. Interest

The Issuers promise to pay interest on the principal amount of this Note at the rate per annum, reset quarterly, equal to Compounded SOFR plus 0.680%, all as determined by the Calculation Agent as provided for in the Indenture. The Issuers will pay interest quarterly in arrears on March 29, June 29, September 29 and December 29 of each year, commencing on December 29, 2021. The interest rate for each Interest Period will be calculated by the

Calculation Agent on the applicable Interest Payment Determination Date using Compounded SOFR with respect to the applicable Observation Period relating to the Interest Period. The Calculation Agent will then add the spread of 0.680% per annum to Compounded SOFR as determined on the Interest Payment Determination Date. Absent manifest error, the Calculation Agent’s determination of the interest rate for an Interest Period for the Notes will be binding and conclusive on the Holders, the Trustee and Paying Agent, and the Issuer. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including October 29, 2021. Interest shall be computed on the basis of a 360-day year and the actual number of days in each Interest Period.

3. Paying Agent, Registrar, Calculation Agent and Service Agent

Initially the Trustee will act as paying agent and registrar. Initially, The Bank of New York Mellon Trust Company, N.A., will act as calculation agent. Initially, CT Corporation System will act as service agent. The Issuers may appoint and change any paying agent, registrar, calculation agent or service agent without notice. Holdings or any of its Subsidiaries may act as paying agent, registrar, calculation agent or service agent.

4. Defaults and Remedies; Waiver

Article VI of the Original Indenture (as amended and supplemented by the Second Supplemental Indenture) sets forth the Events of Default and related remedies applicable to the Notes.

5. Amendment

Article IX of the Original Indenture sets forth the terms by which the Notes and the Indenture may be amended.

6. Change of Control

Upon the occurrence of a Change of Control Triggering Event, unless a third party makes a Change of Control Offer in accordance with the requirements set forth in the Indenture or the Issuers have previously or concurrently sent a redemption notice with respect to all the Outstanding Notes as described in Section 3.03 of the Original Indenture (as amended and supplemented by the Second Supplemental Indenture), the Issuers will make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

7. Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuers, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8. Sinking Fund

The Notes will not have the benefit of any sinking fund.

9. Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in minimum denominations of $150,000 principal amount and any integral multiple of $1,000 in excess thereof. When Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture and Section 5.01 of the Second Supplemental Indenture).

The Issuers and the Registrar shall not be required (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection; (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

10. Further Issues

The Issuers may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date and the amount and the date of the first interest payment thereon) so as to form a single Series with the Notes.

11. Redemption for Changes in Withholding Taxes

(a) The Issuers are entitled to redeem the Notes, at the option of the Issuers, at any time in whole but not in part, upon not less than 15 nor more than 45 days’ notice (which notice shall be irrevocable) to the Holders (with a copy to the Trustee) mailed by first-class mail to each Holder’s registered address (or delivered electronically if held by DTC), at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and Additional Amounts, if any, in the event the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts with respect to the Notes as a result of:

(i) a change in or an amendment to the laws (including any regulations, rulings or protocols promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(ii) any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, rulings, protocols or treaties (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date on which the Notes are issued (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, on or after such later date), and where the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers. Notwithstanding the foregoing, no such notice of redemption will be given (x) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

(b) Before the Issuers publish or mail or deliver notice of redemption of the Notes as described above, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with. The Issuers will also deliver to the Trustee an Opinion of Counsel from outside counsel stating that the Issuers would be obligated to pay Additional Amounts as a result of a change or amendment described above and that all conditions precedent to the redemption have been complied with.

(c) This Section will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

12. Special Mandatory Redemption

If the GECAS Transaction is not completed on or before the earliest of (a) June 9, 2022, (b) the valid termination of the Transaction Agreement (other than in connection with the completion of the GECAS Transaction) and (c) the Issuers’ determination based on their reasonable judgment (in which case the Issuers will notify the Trustee in writing thereof) that the GECAS Transaction will not close, then the Issuers shall redeem all of the outstanding Notes for cash at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Upon the occurrence of the Trigger Event, the Issuers shall cause a notice of special mandatory redemption to be transmitted to each Holder of a Note at its registered address and to the Trustee promptly, but in any event not later than five Business Days after the Trigger Date, and shall redeem the Notes on the Special Mandatory Redemption Date. The Special Mandatory Redemption Date will be a date selected by the Issuers and set forth in the notice of special mandatory redemption and shall be no later than 30 days following the Trigger Date, but no earlier than the fifth Business Day following the day the notice of special mandatory redemption is transmitted to Holders of the Notes. If funds sufficient to pay the special mandatory redemption price of the outstanding Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before the Special Mandatory Redemption Date, on and after the Special Mandatory Redemption Date, the Notes shall cease to bear interest.

13. Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

14. No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuers, as such, will have any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

15. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

16. Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or, if then held by an Issuer, shall be discharged from such trust. Thereafter the Holder of such Note shall look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

17. Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co paying agent may do the same with like rights.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuers. The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee†:

†	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 5.01 of the Second Supplemental Indenture, check the box:  ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 5.01 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE2

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

[2]	This schedule should be included only if the Note is issued in Global Form.